LAC PROFESSIONALS
TEL: 0803 806 2859, 0808 199 1590
E-MAIL: info@laoprofessional.com
lawojobi@gmail.com
AUDIT & TAX CONSULTANT
Registered with:
Public Company Accounting Oversight Board (PCAOB USA)
SF07 - SF09, 2nd Floor, Ikorodu Shopping Plaza
26, Oriwu Road, Ita Elewa, Ikorodu Lagos State.
BIN: 2880743
TIN: 22669554-0001

23rd February 2026

The Chairman / CEO
Peakcart Group Corp.
2612 Greenleaf Dr
West Covina, CA 91792.
USA

Dear Sir,

Engagement Letter

We are pleased to confirm our engagement in providing audit services for Peakcart Group Corp. for the year ended 31st December 2024. This engagement letter outlines the scope of the audit and our mutual responsibilities in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and other relevant standards.

Objectives of the Audit
The primary objective of our audit is to express an opinion on whether the company's financial statements present fairly, in all material respects, the financial position and results of operations in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Scope of Services
Our audit will include:

- Examination of the financial statements for the fiscal year
- Testing of internal controls over financial reporting.
- Assessment of the appropriateness of accounting policies and estimates.
- Plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by error or fraud. Accordingly, there is some risk that a material misstatement would remain undetected.

Auditors' Responsibilities: It is our responsibility to form an independent opinion based on the audit of the financial statements. We will conduct our audit in accordance with PCAOB standards and obtain reasonable assurance that the financial statements are free from material misstatement. An audit of financial statements is not designed to provide assurance on internal control or to identify internal control deficiencies. However, the auditor is responsible for communicating:

1. **To the audit committee and management:** all significant deficiencies and material weaknesses identified during the audit, in writing.
2. **To the board of directors:** if the auditor becomes aware that the oversight of the company's external financial reporting and internal control over financial reporting by the audit committee is ineffective, that conclusion, in writing.

Management Responsibilities: You are responsible for the preparation and fair presentation of the financial statements in accordance with US GAAP. You will also provide access to all relevant financial records and personnel. Below are the responsibilities of the management:

1. Management is responsible for the company's financial statements, including disclosures.
2. Management is responsible for establishing and maintaining effective internal control over financial reporting.
3. Management is responsible for identifying and ensuring that the company complies with the laws and regulations applicable to its activities.
4. Management is responsible for making all financial records and relevant information available to the auditor.
5. At the conclusion of the engagement, management will provide the auditor with a letter that confirms certain representations made during the audit.
6. Management is responsible for adjusting the financial statements to correct material misstatements relating to accounts or disclosures and for affirming to the auditor in the representation letter that the effects of any uncorrected misstatements aggregated by the auditor are immaterial, both individually and in the aggregate, to the financial statements taken as a whole.

Independence

We confirm that we will maintain our independence in accordance with the PCAOB standards throughout the duration of our engagement.

Fees

Our fees are computed based on time spent on your affairs and the responsibility and skill involved by the partners and staff of this firm. Unless otherwise agreed, our fees will be charged separately for other services and will be billed at appropriate intervals during the course of the year. For these assignments, we shall charge

$10,000.00 (Ten Thousand Dollar Only)

100% due on commencement

There is no fee for consent, but we may charge you for the review of the amendment if there are changes in the figures of the financial statements.

Ethical guidelines

We will observe the ethical guidelines of the Public Company Accounting Oversight Board and accept instructions to act for you on the basis that we will act in accordance with those guidelines. Those guidelines can be found on the PCAOB's website.

Customer service

We are committed to providing a high standard of customer service. If you have any ideas as to how our service to you could be improved, or if you are dissatisfied with the service you are receiving, please let us know. In the event that you have a complaint, we will look into this carefully and promptly and do all we can to explain the position to you or address your concerns.

If this letter is not in accordance with your understanding of the scope of our engagement or your circumstances have changed, please let us know.

Confidentiality

We shall comply with confidential information which includes non-disclose to the third party about your financial transactions and other confidential information. Information in public domain shall not be considered as confidential information and disclosure of information shall be limited to the employee and officer of the parties unless mandated by competent court in case of litigation.

Regulatory Requirements

We reserve the right to disclose our files to the regulatory bodies in the exercise of their powers. The regulatory bodies include, Public Company Accounting Oversight Board, Security and Exchange Commission, Financial Reporting Council of Nigeria, etc.

File destruction

Whilst certain documents may legally belong to you, unless you tell us not to, we intend to destroy correspondence and other papers that we store which are more than five years old. Other than documents which we think may be of continuing significance. If you require the retention of any document, you must notify us of that fact in writing.

Subsequent events

We have no obligation to perform any audit procedures regarding the financial statements after the financial statements have been issued. However, we expect that you will inform us of any facts that may affect the financial statements of which you may become aware during the period from the date of our report to the date the financial statements are issued.

Internet communication
During the engagement, we may from time to time communicate with the company electronically. We will take all necessary procedures to ensure integrity of such information shared with us. However, the electronic transmission of information cannot be guaranteed to be secure, error free or virus free and such information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete or otherwise be adversely affected or unsafe for use. We shall not have any liability of whatsoever nature to the company arising from or in connection with electronic transfer of communication and information to the company.

Language
These Engagements will be governed and construed in English Language and may require that all communications, documents, schedules, notices, be made in English language.

Filings of Returns
We are required to file Form AP with PCAOB not later than a month you electronically file Form 10K with the Security and Exchange Commission (SEC).

In the light of the above, we request that you advise us on the proposed filing on a timely basis. Also, the Company must notify us to obtain our consent before filing such report with the Security and Exchange Commission (SEC).

Assignment
Client may not assign the Engagement Letter to any other party without prior written consent, except that you may assign the Engagement Letter to any party that acquires your organization. This Engagement Letter is binding on us and your successors and permitted assigns. Except as expressly provided in the Engagement Letter, there are no third-party beneficiaries.

Disclaimer
We will not be liable for any loss suffered by you or any third party as a result of non-disclosure of relevant financial information and information disclosed to law enforcement agencies.

Agreement of terms
Once agreed, this letter will remain effective from the date of signature until it is replaced. Either party may vary or terminate our authority to act on your behalf at any time without penalty. Notice of termination must be given in writing.

Would you please confirm your agreement to the terms set out in this letter by signing and returning the enclosed copy. If anything is unclear to you or you require any further information, please let us know.

We appreciate the opportunity to work with you and look forward to our partnership.

Yours faithfully,
For: LAO PROFESSIONALS

Lateef Awojobi, FCA
Managing Partner

We confirm that we have read and understood the contents of this letter and agree that it accurately reflects the services that we have instructed you to provide.

Name: ……………………………………………………………………………………………………

Signed: …………………………………….   Dated: ……………………………

Name: …………………………………………………………………………………………………….

Signed: …………………………………….   Dated: ……………………………

For and on behalf of the Board